RELEASE

This RELEASE is made and entered into as of the 17th day of November, 2010 by Rio Vista Energy Partners, L.P., a Delaware limited partnership (“RVEP”), Rio Vista GP, LLC, a Delaware limited liability company and the general partner of RVEP (“RVGP”) and Central Energy, LP, a Delaware limited partnership (“Buyer”, and together with RVEP and RVGP, the “Releasors”), and the persons identified on Schedule I attached hereto (collectively, the “Releasees”).

WHEREAS, RVEP is party to that certain Purchase and Sale Agreement dated as of May 25, 2010, as modified by amendments thereto dated as of July 1, 2010, July 8, 2010, July 21, 2010, October __, 2010, November 12, 2010 and November 17, 2010, respectively (as amended, the “Purchase Agreement”), by and among Buyer, RVEP and Penn Octane Corporation, a Delaware corporation (“POCC”), pursuant to which, among other things, (i) RVEP will sell and issue to the Buyer 12,724,019 Common Units (as defined in the Partnership Agreement) and (ii) POCC will sell to the Buyer all of their respective membership interests in the General Partner (the “Sale of the GP Interests”); and

WHEREAS, Section 7.7 of the First Amended and Restated Agreement of Limited Partnership of RVEP, dated as of September 16, 2004 (as amended, the “Partnership Agreement”) contains certain indemnities and releases in favor of Indemnitees (as defined in the Partnership Agreement), including without limitation the Releasees;

WHEREAS, as a condition to the closing of the transactions contemplated by the Purchase Agreement, the Parties desire to confirm the provisions of Section 7.7 as they apply to the Releasees and expressly release the Releasees from any claims that may arise out of their service to RVEP and RVGP as members of RVGP’s Board of Managers or as officers of either such Party and their actions in such capacities taken prior to the Closing (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the premises set forth hereinabove and other consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Each of the Releasors hereby releases and forever discharges each of the Releasees and their respective agents, attorneys and assigns from any and all claims, rights, demands, liabilities, actions or causes of action, obligations, and damages of any kind, name, nature or description, either at law or in equity, whether known or unknown, whether past or future, that in any manner may have arisen out of actions taken by such Releasee prior to the Closing (collectively, “Claims”); provided however such releases shall not extend to any Claims for which a Releasee would not be entitled to indemnification pursuant to Section 7.7 of the Partnership Agreement as in effect as of the date of this release unless such Claim has been previously disclosed as part of RVEP’s filings with the Securities Exchange Commission or in an Exhibit or a Schedule to the Purchase Agreement.

Each of the Releasors agrees not to amend Section 7.7 of the Partnership Agreement as it applies to the Releasees without the prior written consent of the affected Releasees.

(b)           The preceding release extends to and includes any and all claims, liabilities, injuries, damages, and causes of action against the Releasees that any Releasor does not presently anticipate, know, or suspect to exist, but that may develop, accrue, or be discovered in the future.

EACH INSIDER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542 AND ANY SIMILAR APPLICABLE STATE OR FEDERAL STATUTE, WHICH PROVIDES: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

(c)           Each Releasor represents and warrants that it has considered the possibility that claims, liabilities, injuries, damages and causes of action against the Releasees that it does not presently know or suspect to exist in its favor may develop, accrue, or be discovered in the future, and that it voluntarily assumes that risk as part of the consideration for this Release.

This Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Release.  This Release may also be executed and delivered by facsimile, email or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Release and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Release on and as of the day and year first above written.

RIO VISTA ENERGY PARTNERS, L.P.

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: President of Rio Vista GP, LLC, its General Partner

RIO VISTA GP, LLC

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: President

CENTRAL ENERGY, L.P.

By: Central Energy, LLC
Its: General Partner

By:	/s/ Imad Anbouba
Name: Imad Anbouba
Title: Managing Member

By:	/s/ Carter R. Montgomery
Name: Carter R. Montgomery
Title: Managing Member

[Signature Page toRelease]

SCHEDULE I
To
Release

Releasees

Ian T  Bothwell

Bruce I. Raben

Ricardo Rodriguez

Murray J. Feiwell

Nicholas J. Singer

Douglas G. Manner